Exhibit T3A10.2

FORM No. 2

'C' JM

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Barrie Holdings Limited

(hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. I, the undersigned, namely,

Name and Address	Bermudian Status (Yes/No)	Nationality	Number of Shares Subscribed
Roy Thomas Graydon 42 Bridgeport Road East Unit 512 Waterloo Ontario N2J 0B3 Canada	No	Canadian	100

do hereby agree to take such number of shares as may be allotted to me by the provisional directors of the Company, not exceeding the number of shares for which I have subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to me.

3. The Company is to be a **local** Company as defined by the Companies Act 1981 (the "Act").

4. The Company, with the consent of the Minister of Finance, has power to hold land situated in Bermuda not exceeding - in all, including the following parcels-

N/A

5. The authorised share capital of the Company is BD$100 divided into 100 ordinary shares of par value BD$1.00. The minimum subscribed share capital of the Company is BD$0.

6. The objects for which the Company is formed and incorporated are unrestricted.

7. The following are provisions regarding the powers of the Company -

Subject to paragraph 6, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and -

(i) pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii) pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii) pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

Roy Thomas Graydon

(Subscriber)

(Witness)

Subscribed this 24th day of July, 2014


REVENUE BERMUDA
$1